SGI Reports Fiscal First Quarter 2016 Financial Results

MILPITAS, CA -- (Marketwired - October 28, 2015) - SGI (NASDAQ: SGI), a global leader in high performance solutions for compute, data analytics and data management, today reported financial results for its fiscal first quarter ended September 25, 2015. The data in this release is presented on both a GAAP and non-GAAP basis and a reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Total revenue for the first quarter was $126 million compared to $112 million in the first quarter of 2015. GAAP net loss for the first quarter was $12 million, or $(0.33) per share compared with a net loss of $10 million, or $(0.30) per share in the first quarter of 2015. Non-GAAP net loss in the first quarter was $5 million, or $(0.15) per share compared with a net loss of $5 million, or $(0.14) per share in the same quarter a year ago. The company ended the quarter with nearly $100 million of cash.

"This quarter we made solid progress penetrating key High Performance Computing (HPC) vertical markets and had our strongest quarter to date in our in-memory business, where we added to our growing customer list and recently achieved industry-leading 32 socket certification with Oracle Linux," said Jorge Titinger, President and CEO of SGI. "With our differentiated HPC and in-memory products, we are making inroads into new applications and customers and reinforcing our incumbent positions with repeat orders. We are excited at the opportunities that lay ahead in fiscal 2016."

Recent Highlights

  The latest addition to the SGI UV in-memory product server line, the 300RL, is now certified up to 32 sockets with Oracle Linux. This milestone makes the SGI system the first and only one to achieve certification at this level. This certification dramatically expands our addressable market for in-memory databases with support for the top two ISVs.

  The SGI UV 300H single-node platform has deployed more than 200 Terabytes of total in-memory computing capacity to organizations running the SAP HANA® platform on over 50 systems worldwide.

  Kyoto University's Institute for Chemical Research, one of the world's leading life science research labs, recently awarded SGI a contract for its next supercomputer. The system consists of two UV2000 16TB shared memory servers and Rackable Standard Depth clusters. In total, this hybrid system will provide over 9.4PB of storage with a large capacity Network File System.

  NASA's Pleiades supercomputer, based on SGI's ICE X racks, made its debut at number five in the world on the HPCG benchmarking list, the new metric for supercomputing performance. This supercomputer's upgrades include 4,176 12-core Haswell processors, each performing twice as many scientific calculations per second as the previous generation of Intel processors.

Outlook

Consistent with its previously provided outlook for the full year, the company continues to expect:

  Revenue in the range of $600 to $625 million, or year-over-year growth of 15% - 20%;
  Non-GAAP gross margin between 26% and 27%;
  Non-GAAP operating expenses flat to down 5% year-over-year;
  Non-GAAP net income in the range of $0.25 to $0.35 per share after excluding approximately $17 million of adjustments; and
  GAAP net loss in the range of $(0.11) to $(0.21) per share.

For the second quarter, the company currently expects to achieve non-GAAP profitability based on approximately $140 million of revenue.

Conference Call and Webcast

SGI's first quarter fiscal 2016 financial results conference call is scheduled to take place on Wednesday, October 28, 2015 at 1:30 p.m. PT (4:30 p.m. ET). A live webcast of the company's earnings conference call will be available simultaneously on the Investor Relations section of the company's website at investors.sgi.com. A replay of the webcast will also be available approximately two hours after the conclusion of the conference call and will remain available until next quarter.

The earnings conference call can also be accessed by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international) and entering the confirmation code: 51529588. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 51529588.

About SGI

SGI is a global leader in high performance solutions for compute, data analytics and data management that enable customers to accelerate time to discovery, innovation and profitability. Visit sgi.com for more information.

Connect with SGI on Twitter (@sgi_corp), YouTube (youtube.com/sgicorp), Facebook (facebook.com/sgiglobal) and LinkedIn (linkedin.com/company/sgi).

Forward Looking Statements

The statements made in this press release regarding projected financial results, including SGI's growth strategy, outlook regarding future profitability and positive cash generation, as well as certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of factors, including, but not limited to the following: sales to U.S. government entities, which are subject to the government's budgetary constraints; customer concentration risks; fluctuations in the buying patterns and sizes of customer orders from one quarter to the next; increased competition causing SGI to sell products or services at lower margins than expected; lengthy acceptance cycles of SGI's products by certain customers and their effects on SGI's revenue and liquidity; development or product delivery delays, delays in obtaining necessary components from suppliers or delays in customer acceptance once products are delivered; the addition of new customers or loss of existing customers; unexpected changes in the price for, and the availability of, components from SGI's suppliers; SGI's ability to enhance its products with new and better designs and functionality; actions taken by competitors, such as new product announcements or introductions or changes in pricing; market acceptance of newer products; and risks related to SGI's term loan. Some of these risks and uncertainties are described in more detail in SGI's most recent Form 10-K and other filings with the Securities and Exchange Commission ("SEC") and are available at the SEC's web site at http://www.sec.gov. Forward-looking statements are made based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

Use of Non-GAAP Financial Measures

This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. generally accepted accounting principles ("GAAP"), including non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management may exclude the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization and impairment of intangible assets; (3) restructuring and severance charges; (4) excess and obsolete inventory write-offs; (5) gains or losses on investments; and (6) other non-recurring costs. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between GAAP and non-GAAP financial results is provided in this press release. The adjustments made should not be construed as an inference that all such adjustments or costs are unusual, infrequent or non-recurring. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in this release and SGI's SEC filings.

For a full reconciliation of historical non-GAAP measures referenced in this press release or today's presentation to the comparable measures under GAAP, please refer to the company's press releases on its website at www.sgi.com.

© 2015 Silicon Graphics International Corp. All rights reserved. SGI and the SGI logo are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

                    Silicon Graphics International Corp.
         UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)

                                                    Three Months Ended
                                               ----------------------------
                                               September 25,  September 26,
                                                    2015           2014
                                               -------------  -------------

Revenue                                        $     126,307  $     111,701
Cost of revenue                                       97,843         79,329
                                               -------------  -------------

Gross profit                                          28,464         32,372
                                               -------------  -------------

Operating expenses:
  Research and development                            13,180         13,200
  Sales and marketing                                 12,568         15,861
  General and administrative                          11,907         13,305
  Restructuring                                            -            116
                                               -------------  -------------
      Total operating expenses                        37,655         42,482
                                               -------------  -------------

Loss from operations                                  (9,191)       (10,110)
                                               -------------  -------------

  Interest expense, net                               (2,029)           (42)
  Other (expense) income, net                           (103)           143
                                               -------------  -------------
      Total other (expense) income, net               (2,132)           101
                                               -------------  -------------
Loss before income taxes                             (11,323)       (10,009)
Income tax provision                                     249            324

                                               -------------  -------------
Net loss                                       $     (11,572) $     (10,333)
                                               =============  =============

Basic and diluted net loss per share           $       (0.33) $       (0.30)
                                               =============  =============

Shares used in computing basic and diluted net
 loss per share                                       35,174         34,420
                                               =============  =============

Share-based compensation by category is as follows:

Cost of revenue                                $         525  $         466
Research and development                                 706            559
Sales and marketing                                      518            801
General and administrative                             2,158          1,673
                                               -------------  -------------
Total                                          $       3,907  $       3,499
                                               =============  =============

                    Silicon Graphics International Corp.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                 September 25,    June 26,
                                                      2015          2015
                                                 ------------- -------------
                      ASSETS
Current assets:
  Cash and cash equivalents                      $      94,911 $      67,191
  Current portion of restricted cash                     2,109         2,109
  Accounts receivable, net                              55,658       118,219
  Inventories                                           92,168        82,832
  Current portion of deferred cost of revenue           12,019        12,108
  Prepaid expenses and other current assets             12,304        17,547
                                                 ------------- -------------
     Total current assets                              269,169       300,006
Non-current portion of restricted cash                   2,224         2,251
Property and equipment, net                             39,869        38,480
Goodwill and Intangible assets, net                     11,202        11,303
Non-current portion of deferred cost of revenue          9,535         9,648
Other non-current assets                                26,937        25,896

                                                 ------------- -------------
        Total assets                             $     358,936 $     387,584
                                                 ============= =============

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $      49,126 $      48,677
  Accrued compensation                                  15,871        17,797
  Short-term debt, net of unamortized debt
   issuance costs                                        4,004         3,096
  Current portion of deferred revenue                   84,311        96,473
  Other current liabilities                             24,607        33,180
                                                 ------------- -------------
     Total current liabilities                         177,919       199,223
Long-tem debt, net of unamortized debt issuance
 costs                                                  66,243        65,581
Non-current portion of deferred revenue                 42,311        43,781
Long-term income taxes payable                           7,839         8,420
Retirement benefit obligations                           9,273         9,330
Other non-current liabilities                            7,777         7,871
                                                 ------------- -------------
     Total liabilities                                 311,362       334,206

Stockholders' equity                                    47,574        53,378
                                                 ------------- -------------
        Total liabilities and stockholders'
         equity                                  $     358,936 $     387,584
                                                 ============= =============

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                       Three Months Ended
                    -------------------------------------------------------
                                       September 25, 2015
                       Net                    Gross Profit        Operating
                                       -------------------------
                      Loss      EPS    Product  Service   Total    Expenses
                    --------  -------  -------  -------  -------  ---------
GAAP                $(11,572) $ (0.33) $14,180  $14,284  $28,464  $  37,655

  Share-based   (1)
   compensation        3,907     0.11      109      416      525     (3,382)
  Amortization  (1)
   of acquired
   intangibles            92        -       75        -       75        (17)
  Restructuring (2)
   and severance         944     0.03        -      123      123       (821)
  Other non-    (2)
   recurring
   items               1,283     0.04        -       23       23     (1,260)
                    --------  -------  -------  -------  -------  ---------
Non-GAAP            $ (5,346) $ (0.15) $14,364  $14,846  $29,210  $  32,175
                    ========  =======  =======  =======  =======  =========

Gross Margin
  Gross margin
   on a GAAP
   basis                                  15.1%    44.3%    22.5%
  Gross margin
   on a Non-GAAP
   basis                                  15.3%    46.1%    23.1%

Weighted average
 shares used in
 computing:
  Basic and
   diluted net
   loss per
   share                       35,174

                                       Three Months Ended
                    -------------------------------------------------------
                                       September 26, 2014
                       Net                    Gross Profit        Operating
                                       -------------------------
                      Loss      EPS    Product  Service   Total    Expenses
                    --------  -------  -------  -------  -------  ---------
GAAP                $(10,333) $ (0.30) $16,109  $16,263  $32,372  $  42,482

  Share-based   (1)
   compensation        3,499     0.10      107      359      466     (3,033)
  Amortization  (1)
   of acquired
   intangibles           215     0.01      144        -      144        (71)
  Restructuring (2)
   and severance       1,092     0.03      158      279      437       (655)
  Other non-    (2)
   recurring
   items                 550     0.02        -        -        -       (550)
                    --------  -------  -------  -------  -------  ---------
Non-GAAP            $ (4,977) $ (0.14) $16,518  $16,901  $33,419  $  38,173
                    ========  =======  =======  =======  =======  =========

Gross Margin
  Gross margin
   on a GAAP
   basis                                  21.5%    44.3%    29.0%
  Gross margin
   on a Non-GAAP
   basis                                  22.0%    46.1%    29.9%

Weighted average
 shares used in
 computing:
  Basic and
   diluted net
   loss per
   share                       34,420

                                       Three Months Ended
                    -------------------------------------------------------
                                         June 26, 2015
                       Net                    Gross Profit        Operating
                                       -------------------------
                      Loss      EPS    Product  Service   Total    Expenses
                    --------  -------  -------  -------  -------  ---------
GAAP                $ (9,612) $ (0.28) $16,262  $15,536  $31,798  $  39,328

  Share-based   (1)
   compensation        2,983     0.09       78      293      371     (2,612)
  Amortization  (1)
   and
   impairment of
   acquired
   intangibles           223     0.01      205        -      205        (18)
  Restructuring (2)
   and severance         722     0.02        -        4        4       (718)
  Other non-    (2)
   recurring
   items               1,372     0.04        -      121      121     (1,251)
                    --------  -------  -------  -------  -------  ---------
Non-GAAP            $ (4,312) $ (0.12) $16,545  $15,954  $32,499  $  34,729
                    ========  =======  =======  =======  =======  =========

Gross Margin
  Gross margin
   on a GAAP
   basis                                  13.7%    45.3%    20.8%
  Gross margin
   on a Non-GAAP
   basis                                  13.9%    46.5%    21.3%

Weighted average
 shares used in
 computing:
  Basic and
   diluted net
   loss per
   share                       34,839

  NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United
  States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
  (1)   Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization and impairment of intangible assets.
  (2)   Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-
        recurring items.
    (a)   Restructuring charges and severance - Restructuring charges consist primarily of severance expense, facility closure and relocation costs.
    (b)   Other non-recurring items include settlements, asset impairments, and other non-recurring items.

                    Silicon Graphics International Corp.
                           TRENDED FINANCIAL DATA
                               (In thousands)
                                (Unaudited)

                                                       Q1 FY16     Q1 FY15
---------------------------------------------------------------  ----------

Revenue
  Americas                                           $   80,459  $   67,670
  APJ                                                    20,305      26,418
  EMEA                                                   25,543      17,613
---------------------------------------------------- ----------  ----------
    Total revenue                                    $  126,307  $  111,701
==================================================== ==========  ==========

Revenue
  Federal (*)                                        $   72,455  $   60,674
  International / Commercial                             53,852      51,027
---------------------------------------------------- ----------  ----------
    Total revenue                                    $  126,307  $  111,701
==================================================== ==========  ==========

Revenue
  Product                                            $   94,090  $   75,002
  Service                                                32,217      36,699
---------------------------------------------------- ----------  ----------
    Total revenue                                    $  126,307  $  111,701
==================================================== ==========  ==========

Cost of revenue
  Product                                            $   79,910  $   58,893
  Service                                                17,933      20,436
---------------------------------------------------- ----------  ----------
    Total cost of revenue                            $   97,843  $   79,329
==================================================== ==========  ==========

Gross margin by Product and Service
  Product Gross Margin                                     15.1%       21.5%
  Service Gross Margin                                     44.3%       44.3%
    Total gross margin                                     22.5%       29.0%
==================================================== ==========  ==========

(*) Federal revenue includes U.S. government customers, system integrators, and higher education and research institutions

Contact Information:

SGI Investor Relations
Annie Leschin
(415) 775-1788
annie@streetsmartir.com

Ben Liao
(669) 900-8090
bliao@sgi.com